UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Angeion Corporation
(Name of Registrant as Specified In Its Charter)

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ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

(651) 484-4874

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, July 21, 2005

Notice is hereby given that the 2005 Annual Meeting of Shareholders of Angeion Corporation (the “Company”) will be held at Angeion’s offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota 55127, on Thursday, July 21, 2005 at 2:30 p.m. local time, for the following purposes:

1.     To elect four (4) directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected and shall qualify.

2.     To approve an amendment to the Angeion Corporation 2002 Stock Option Plan to increase the number of shares available for issuance from 600,000 to 800,000.

3.     To transact any other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The Board of Directors has fixed the close of business on June 10, 2005 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Since a majority of the outstanding shares of the Company’s common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please sign, date and return the enclosed proxy card promptly.

By Order of the Board of Directors,

/s/ Rodney A. Young
Rodney A. Young
Director, President and Chief Executive Officer

Saint Paul, Minnesota

June 15, 2005

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

PROXY STATEMENT

The Board of Directors of Angeion Corporation, a Minnesota corporation (the “Company”), is soliciting your proxy for use at the 2005 Annual Meeting of Shareholders to be held on Thursday, July 21, 2005, and at any adjournment(s) or postponement(s) thereof.  This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about June 15, 2005.

GENERAL INFORMATION

Voting

Each share of the Company’s common stock is entitled to one vote.  You may vote your shares in person by attending the Annual Meeting or you may vote by proxy.  If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided, or follow the instructions on the proxy card to vote by telephone or the Internet.

The Company encourages you to take advantage of telephone or Internet voting because of their ease and efficiency.

If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed.  If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares FOR each of the directors nominated by the Board of Directors in Proposal 1 — Election of Directors and FOR Proposal 2 — Amendment to the 2002 Stock Option Plan.

Quorum and Vote Requirements

The total number of shares outstanding and entitled to vote at the meeting as of June 10, 2005 consisted of 3,606,038 shares of common stock, $.10 par value.  Each share of common stock is entitled to one vote.  Only shareholders of record at the close of business on June 10, 2005 will be entitled to notice of, and to vote at, the Annual Meeting.  A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.  If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor or against such matter.  If an executed proxy is returned by a broker holding shares in “street name” indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business.  Other business as may properly come before the Annual Meeting will be approved by the affirmative vote of the holders of a greater of (a) a majority of shares of common stock present at the

Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

Revoking a Proxy

If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting.  A proxy not properly revoked will be voted as indicated on such proxy.

Limitation on Acquisition or Disposition of Common Stock

In connection with the Company’s Plan of Reorganization (as defined below under “Election of Directors”), in order to limit ownership changes in the Company’s common stock that would have the effect of limiting the Company’s ability to use the net operating loss carry forward that it generated prior to its emergence from Chapter 11 Bankruptcy in October 2002, the Company adopted a provision to its Bylaws limiting changes in its common stock.  Under the Bylaws, until October 31, 2005, no purchase of the Company’s common stock may be made by any beneficial owner of 5% or greater of the Company’s common stock (or any person who would become a 5% or greater owner as a result of the purchase), unless the Company’s Board of Directors approves the transfer in advance.  Further, each beneficial owner of 5% or greater of the Company’s common stock immediately following confirmation of the Plan was prohibited from transferring more than 60% of such holder’s common stock until October 25, 2004, unless the transfer was approved in advance by the Board of Directors.

In February 2004, Deephaven Capital Management LLC (“DCM”), on behalf of funds and accounts for which DCM serves as investment advisor (“Funds”), formally requested that the Board of Directors of Angeion Corporation approve the possible purchase by the Funds of up to 330,000 additional common shares of Angeion Corporation.  DCM owned 758,658 shares or 21.1% of the Company’s outstanding shares as of April 21, 2004.  The purchase of an additional 330,000 common shares of Angeion Corporation would result in DCM and the Funds collectively owning approximately 30% of Angeion Corporation’s outstanding common stock.  Angeion’s Board of Directors granted DCM’s request to purchase the additional shares on February 11, 2004.  DCM advised the Board that it may buy shares from time to time in the market, or otherwise, but did not make any commitment to purchase any minimum number of shares.  DCM has subsequently purchased 43,800 additional shares of the Company’s common stock.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Company’s Bylaws, as amended and restated, provide that the Board of Directors shall consist of the number of members last elected by a majority vote of the shareholders or by the Board of Directors, which number shall not be less than three nor more than seven directors.  The Board of Directors has currently set the number of directors at four.  Four directors will be elected at the 2005 Annual Meeting.  Each director will serve until the regular meeting of the shareholders or until a successor has been duly elected and qualified, unless the director retires, resigns, dies, or is removed.  Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office, subject to the rights of the Creditors’ Committee described below.

On October 24, 2002, the United States Bankruptcy Court for the District of Minnesota entered an order confirming the Company’s Joint Modified Plan of Reorganization dated September 4, 2002 (“Plan of Reorganization”), which became effective on October 25, 2002, the first business day after the date of its confirmation.  Upon the effectiveness of the Plan of Reorganization, Messrs. Arnold A. Angeloni, Richard E. Jahnke, John C. Penn and Jeffrey T. Schmitz constituted the Board of Directors of the Company.

Pursuant to the Plan of Reorganization, the Company adopted Amended and Restated Articles of Incorporation.  The Amended and Restated Articles of Incorporation provide that the Creditors’ Committee that was formed in connection with the Plan of Reorganization has the right to appoint and elect at any time, up to four directors.  This right will terminate on January 1, 2006 or on such earlier date that the Company and the Creditors’ Committee determine that the former holders of the Company’s Senior Convertible Notes due April 2003 collectively own less than forty percent of the Company’s common stock outstanding.

The Amended and Restated Articles of Incorporation provide that until this right of the Creditors’ Committee has terminated, there must be at least one director serving as a designee of the Creditors’ Committee.  Mr. Jeffrey T. Schmitz, a current director and nominee for election at this Annual Meeting, is the current designee of the Creditors’ Committee.  If Mr. Schmitz is not elected to the Board of Directors at this Annual Meeting, the Creditors’ Committee would have the right to appoint a director to serve as its designee.

It is intended that proxies will be voted for the named nominees.  Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years.  The names and biographical information concerning the nominees are set forth below, based upon information furnished to the Company by the nominees.  The nominees listed below have consented to serve if elected.  Subject to the rights of the Creditors’ Committee described above, if the nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominees for Election to the Board of Directors

The following table sets forth certain information regarding the Company’s directors as of June 10, 2005.

Name of Director	Age	Principal Occupation	Director Since

Arnold A. Angeloni	63	CEO and President of Northcott Hospitality International	1990

John C. Penn	65	Chairman and Chief Executive Officer of Intek Plastics, Inc.	2000

Jeffrey T. Schmitz	41	Senior Financial Analyst, Deephaven Capital Management	2002

Rodney A. Young	50	President and Chief Executive Officer of the Company	2004

Other Information about Directors

Arnold A. Angeloni has served since July 2004 as the CEO and President of Northcott Hospitality International, a rapidly growing company in the hospitality industry and franchisor of the AmericInn® lodging system.  Previously, he was President of Gateway Alliance LLC, an integrated business incubator for identifying, creating, and providing operational support for start-up ventures.  From 1961 to 1995, Mr. Angeloni was employed by Deluxe Corporation, a provider of check products and services to the financial payments industry, in various administrative, marketing, and operations positions, including President of the Check Printing and Business Systems Divisions.

John C. Penn has served as Chairman and CEO of Intek Plastics, Inc., a privately owned plastic extruder located in Hastings, Minnesota since March 2003.  Mr. Penn had been Vice Chairman and Chief Executive Officer of the Satellite Companies from 1998 to March 2003.  From 1990 to 1997, Mr. Penn was the President and Chief Executive Officer of Centers for Diagnostic Imaging.  Previously, he served in a senior management capacity in various manufacturing companies.  Mr. Penn serves and has served on the Board of Directors of several private and public corporations.  He also served as a director of Medical Graphics from December 1996 to December 1999.

Jeffrey T. Schmitz has 19 years of financial management experience in the commercial banking and asset management industries.  Since February 1999, Mr. Schmitz has been a senior financial analyst at Deephaven Capital Management, a market neutral investment fund.  Prior to that, he worked for Cargill Financial Services, Inc. from 1996 to 1998.  Mr. Schmitz is a Chartered Financial Analyst (CFA).

Rodney A. Young has over 25-years in the medical device, manufacturing and pharmaceutical fields.  Prior to joining Angeion Corporation as Executive Vice President in July 2004, Mr. Young had served as a consultant.  Prior to consulting, Mr. Young was a director, Chief Executive Officer and President of LecTec Corporation from August 1996 until July 2003 and Chairman of LecTec from November 1996 until July 2003.  Prior to his employment at LecTec, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division.  Mr. Young previously held a variety of sales and marketing positions at 3M Company and Upjohn.  Mr. Young also serves as a director of Possis Medical, Inc., Delta Dental Plan of Minnesota and Health Fitness Corporation.  Mr. Young was appointed as a director, President and Chief Executive Officer of the Company effective November 1, 2004.

MANAGEMENT RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO

ANGEION CORPORATION 2002 STOCK OPTION PLAN

Introduction and Proposed Amendment

In connection with the confirmation on October 24, 2002 of the Company’s Plan of Reorganization, the Company adopted the Company’s 2002 Stock Option Plan (the “Option Plan”).

As amended since its adoption, the Option Plan currently authorizes the issuance of a total of 600,000 shares of common stock pursuant to awards granted under the Option Plan.  At October 31, 2004, no shares had been issued, there were a total of 482,800 shares subject to outstanding options under the Option Plan and 117,200 shares available for future grant.  On June 6, 2005, the Board of Directors approved an increase of 200,000 shares in the Option Plan to 800,000 shares, subject to shareholder approval.  The Board of Directors believes that this increase in the number of shares authorized under the Option Plan will provide the Company with more flexibility in making future awards under the Option Plan commensurate with the service provided to the Company.

Summary of Option Plan

The following summary of the principal features of the Option Plan, as amended through June 6, 2005, describes the purpose and effect of material terms contained in the Option Plan, a copy of which may be obtained from the Company.  The following summary is qualified in all respects by the Option Plan itself.

Purpose.  The purpose of the Option Plan is to provide a continuing, long-term incentive to eligible officers, employees and consultants of Angeion Corporation and its subsidiaries and to members of the Company’s Board of Directors; to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

Eligible Participants.  Officers, other employees of the Company and its subsidiaries, members of the Board of Directors and consultants who are responsible for or contribute to the management, growth or profitability of the business of the Company and its subsidiaries are eligible to be granted awards under the Option Plan.  The Company currently has approximately 129 employees and three directors eligible for participation under the Option Plan.

Administration.  The Option Plan is administered by our board of directors or by a committee of the board of directors.  The term, “Committee,” as used in this section refers to the Board or the committee appointed by the Board, where appropriate.  The Board may exercise any or all functions of the Committee unless the Plan specifically states otherwise.  The Committee must be comprised of at least two directors, all of whom must be non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and outside directors within the meaning of Section 162(m) of the Code.  The Option Plan vests broad powers in the Committee to administer and interpret the Option Plan, including the authority to select the individuals to be granted awards and to prescribe the type, form and conditions of the awards (which may vary among participants).

Maximum Number of Shares.  The initial total number of shares reserved for issuance under the Option Plan was 600,000 shares of common stock of the Company.  Approval of this amendment will increase to 800,000 the number of shares reserved for issuance under the Option Plan.  The shares underlying options or shares of restricted stock that are canceled, unexercised, lapse or terminate will be available again for issuance under the Option Plan.  No person may receive grants of stock options under the Option Plan that exceeds 250,000 shares during any fiscal year of the Company.

Types of Awards.  The Option Plan authorizes the Committee to grant stock options and restricted stock, each of which is explained in more detail below.

Stock Options.  The Option Plan permits the granting of two types of options: (i) Incentive Stock Options, which are intended to qualify under Section 422 of the Code, and (ii) Non-Qualified Stock Options.  No Incentive Stock Options may be granted under the Option Plan after October 24, 2012.  The option price of an Incentive Stock Option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant.  If an employee owns more than 10% of the voting power of the Company’s outstanding voting stock, the option price may be no less than 110% of the fair market value of the Company’s common stock on the date of grant.

Exercise.  Each option will become exercisable at such time and on such conditions as may be determined by the Committee.  Upon exercise of an option under the Option Plan, the exercise price is to be paid by check, by other forms of consideration deemed sufficient by the Committee, or by surrender of previously acquired shares of common stock of the Company which, in the case of stock acquired upon exercise of an option, have been owned for more than six months on the date of surrender, valued at its then fair market value.  In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.  The aggregate fair market value (determined as of the time the stock option is granted) of the common stock with respect to which an Incentive Stock Option under the Option Plan is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

Term; Transfer.  The term of each option is established by the Committee, but may not exceed 10 years (five years in the event of an optionee who owns more than 10% of the voting power of the Company’s outstanding voting stock).  Each Incentive Stock Option granted under the Option Plan is nontransferable during the lifetime of the optionee.  The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Option to be granted to an optionee on terms which permit transfer to certain immediate family members, trusts for the benefit of immediate family members, and subject to additional restrictions, partnerships in which all of the partners are immediate family members.

Restricted Stock.  The Option Plan also permits the Committee to grant shares of restricted stock, which are shares of the Company’s common stock subject to restrictions against disposition during a restricted period established by the Committee.  The Committee may condition the grant of restricted stock upon the attainment of specified performance goals.  The provisions of restricted stock awards need not be the same with respect to each recipient.  The shares of restricted stock awarded under the Plan are to be held in custody by the Company until the restrictions thereon have lapsed.  During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Committee requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock.  If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Committee to waive such restrictions in the event of a participant’s death, disability, retirement or under circumstances approved by the Committee.

Other Conditions and Restrictions.  The Committee may impose additional or alternative conditions and restrictions on awards granted under the Option Plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined in the Code.

Amendment.  The Committee may amend, alter or discontinue the Option Plan, but no amendment, alteration or discontinuation is permitted which (a) would impair the rights of an optionee or participant under a previously granted stock option award, without the optionee’s or participant’s consent and (b) without the approval of the shareholders of the Company, would cause the Option Plan no longer to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code, the rules of the Nasdaq Stock Market or any stock exchange upon which the Company’s common stock is traded or any other regulatory requirements.

Federal Income Tax Consequences.  The following description of federal income tax consequences is based on current statutes, regulations and interpretations.  The description does not include state or local income tax consequences.  In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

An optionee will not realize taxable compensation income upon the grant of an incentive stock option.  In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it while an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability).  The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss.  If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price.  The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors.  When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

The grant of restricted stock should not result in immediate income for the recipient or in a deduction for the Company for federal income tax purposes, assuming the shares of common stock are nontransferable and subject to restrictions or to a deferral period which would result in a “substantial risk of forfeiture” as defined in applicable U.S. Department of Treasury regulations.  If the shares of common stock are transferable or there are no such restrictions or significant deferral periods, the recipient will realize compensation income upon receipt of the award.  Otherwise, a recipient generally will realize taxable compensation when any such restrictions or deferral period lapses.  The amount of such income will be the value of the shares of common stock on that date less any amount paid for the shares of common stock.  In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the recipient realizes compensation income.  A recipient may elect, under Section 83(b) of the Code, to be taxed on the value of the shares of common stock at the time of award.  If the election is made, the fair market value of the shares of common stock at the time of the award is taxable to the recipient as compensation income and the Company is entitled to a corresponding deduction.

Vote Required

The affirmative vote of the holders of a greater of (a) a majority of the Company’s common stock present at the Annual meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock of the Company which would constitute a quorum for transacting business at this 2005 Annual Meeting of Shareholders is required to approve Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND THE

ANGEION CORPORATION 2002 STOCK OPTION PLAN.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

The Board of Directors is committed to sound and effective corporate governance practices.  We continue to review our governance policies and practices, the provisions of the Sarbanes-Oxley Act of 2002, the recently adopted and proposed rules of the Securities and Exchange Commission (“SEC”) and the new listing standards of The Nasdaq Stock Market (“Nasdaq”), and are taking steps to ensure compliance with the rules and regulations applicable to the Company.  In the future, we intend to make our governance policies and procedures, as well as our current committee charters, available to the public on our website: www.angeion.com.  Shareholders may request a copy of theses materials at no charge by writing to our Investor Relations Department at:

Angeion Corporation

Investor Relations Department

350 Oak Grove Parkway

Saint Paul, MN  55127

The Board, Board Committees and Meetings

Meeting Attendance.  The Board of Directors meets regularly during the year to review matters affecting the Company and to act on matters requiring Board approval.  Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders.  During the fiscal year ended October 31, 2004, the Board of Directors held six meetings.  Each of the directors attended at least 75% of the meetings of the Board and committees on which he served.  All of our directors then serving and all persons then nominated for election as a director attended our 2004 Annual Meeting of Shareholders.

Committees of the Board of Directors. The Board of Directors has established an Audit Committee and a Compensation Committee.  The composition and function of each Committee is set forth below:

Director	Audit	Compensation
Arnold A. Angeloni	X	Chair
John C. Penn	Chair	X
Jeffrey T. Schmitz		X
Rodney A. Young

Audit Committee.  The Audit Committee operates under a written charter adopted effective June 1, 2000, as amended through June 2, 2003.  The Audit Committee reviews the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews non-audit services performed by auditors to determine and maintain auditor independence, selects the Company’s independent auditors, reviews the Company’s audited financial statements prior to release to the public and conducts discussions with the Company’s independent auditors each quarter in connection with their quarterly review.  KPMG, LLP, the Company’s independent public accountants, reports directly to the Audit Committee.  Each of the members of the Audit Committee is independent as defined by the rules of the Nasdaq Stock Market and the SEC.  The Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee.  After review, the Board of Directors has determined that John C. Penn qualifies as an audit committee financial expert to meet the SEC definition of an “audit committee financial expert.”  The Audit Committee held five meetings during fiscal 2004.  The report of the Audit Committee is set forth below.

Compensation Committee.  The Compensation Committee operates under a written charter and, among other duties, the Compensation Committee reviews compensation of the Company’s officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of overall corporate bonus plans and determines bonuses and grants of stock options for the Company’s officers, and reviews the performance of the Company’s Chief Executive Officer.  The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing, the Company’s qualified or unqualified benefits plans, including the Company’s 2002 Stock Option Plan.  The charter of the Compensation Committee requires that this Committee consist of no fewer than two board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code.  Each member of the Company’s Compensation Committee meets these requirements.  The Compensation Committee held one meeting during fiscal 2004.  The report of the Compensation Committee is set forth below.

Director Independence

The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of “independence” set forth in SEC Rule 10A-3 under the Securities Exchange Act of 1934 and the rules of the Nasdaq Stock Market.  In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each director and director nominee and has determined that Messrs. Angeloni and Penn are each “independent” under SEC Rule 10A-3 and an “independent director” under the rules of the Nasdaq Stock Market.

Director Nominations

The independent members of the Board of Directors are responsible for considering and selecting the nominees for election as directors at annual shareholder meetings.  The Board believes a nominee should possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be an “independent director” as defined by the rules of the SEC and the Nasdaq Stock Market, be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members.

In addition, the Board believes that one or more of the Company’s directors should possess certain specific qualities or skills.  These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, understanding of the medical device industry, and background and experience necessary to qualify as an “audit committee financial expert” as defined by the SEC.

As discussed above, until the earlier of (a) January 1, 2006 or (b) the date on which former holders of the Company’s Senior Convertible Notes due April 2003 collectively own less than forty percent of the Company’s common stock, the Creditors’ Committee has the right to appoint and elect at any time, up to four directors.  In light of this right of the Creditors’ Committee, the Company believes it is a “controlled company” within the meaning of Nasdaq Rule 4350(c)(5) and therefore is exempt from some of the Nasdaq independence requirements until this right terminates.  The Board intends to establish, however, a nominating committee comprised of independent directors to serve as the standing committee responsible for considering and recommending director nominees to the full Board.  The Company does not currently have a procedure for shareholders nomination of directors because the Company has not received a shareholder nominee for election as a director in the past ten years.  The Board intends to review this issue in connection with its review of corporate governance during the balance of 2005.

Compensation of Directors

During 2003, the Board of Directors adopted a new policy for cash and equity compensation to be paid to members of the Board of Directors and committees of the Board of Directors effective as of November 1, 2002.  This compensation policy is in line with compensation paid to directors of comparable companies, recognizes the workload and responsibilities of the board and committee members and will enable Angeion to attract qualified directors when needed.  The board compensation plan is detailed as follows:

(1)           Each non-employee director will receive a quarterly retainer of $2,000 and $500 for each meeting attended in person or telephonically.

(2)           Each non-employee member of each standing committee will receive an additional fee of $250 for each meeting attended in person or telephonically.

(3)           Each non-employee director will receive an annual stock option grant for 7,000 shares.

(4)           Each non-employee director is reimbursed for their out-of-pocket expenses incurred on behalf of the Company

In addition, during fiscal 2004, the Company paid Mr. Angeloni an additional $5,000 for services rendered in his capacity as Chair of the Compensation committee in connection with succession planning and the hiring of Mr. Young as the Company’s new Chief Executive Officer.

Stock Options.  In 2004, in recognition of service of the Company’s non-employee directors, the Company granted ten-year stock options to the following non-employee directors or, in the case of non-employee director Jeffrey T. Schmitz, the option was granted to his employer, Deephaven Capital Management.  The options granted to Deephaven Capital Management during 2004 presented 7,000 for 2004 and 7,000 to catch up for 2003.

Name	Date of Grant	Number of Securities Underlying Options	Exercise Price Per Share ($)

Arnold A. Angeloni	10/29/04	7,000	6.23

John C. Penn	10/29/04	7,000	6.23

Deephaven Capital Management	10/29/04	14,000	6.23

The exercise price of each option granted to the non-employee directors is equal to or greater than the fair market value of the common stock on the date of grant.  Each option is fully exercisable as of the date of grant.  All options granted under the Plan to non-employee directors are non-qualified stock options.

Code of Ethics and Business Conduct

The Board of Directors has adopted a Code of Ethics and Business Conduct applicable to all of the Company’s officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace.  The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, chief financial officer, principal accounting officer, and others involved in the preparation of the Company’s financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting.  A copy of the Code is available on the Company’s website:  www.angeion.com.  Shareholders may obtain a copy of the Code of Ethics and Business Conduct free of charge by writing to our Investor Relations Department at:

Angeion Corporation

Investor Relations Department

350 Oak Grove Parkway

Saint Paul, MN 55127-8599

Report of Audit Committee

The members of the Audit Committee are Messrs. Penn (Chair) and Angeloni.

Among its other functions, the Audit Committee selects the Company’s independent auditors, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit, reviews all non-audit services provided by the auditors, approves auditor fees and determines auditor independence.  The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.

In accordance with its charter, the Committee reviewed and discussed the audited financial statements with management and KPMG LLP.  The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

KPMG LLP provided to the Committee the written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  This information was discussed with KPMG LLP.

Based on the review and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended October 31, 2004 as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
Arnold A. Angeloni	John C. Penn (Chair)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 10, 2005 concerning beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table and (iv) all executive officers and directors of the Company, as a group.  Unless otherwise indicated, all persons listed below may be reached at the Company’s office.

Name of Beneficial Owner	Shares Beneficially Owned	Options Exercisable Within 60 Days	Total (1)	Percent of Class
Deephaven Capital Management, LLC (2) 130 Cheshire Lane Minnetonka, MN 55305	795,048	14,000	809,048	22.3%

Arnold A. Angeloni (3)	3,817	14,000	17,817	*

Dale H. Johnson (4)	5,300	16,200	21,500	*

John C. Penn (3)	1,105	14,000	15,105	*

Jeffrey T. Schmitz (2)	795,048	14,000	809,048	22.3%

Rodney A. Young(3)(4)	4,000	40,500	44,500	1.2%

All executive officers and directors as a group (5 persons)	809,270	98,700	907,970	24.5%

*Indicates ownership of less than one percent.

(1)   Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.

(2)   Based on Forms 4 filed by Deephaven Capital Management, LLC.  Solely for purposes of this table, Mr. Schmitz is deemed to share voting and dispositive power over the 795,048 shares controlled by Deephaven Capital Management, LLC.  Mr. Schmitz is a senior financial analyst at Deephaven Capital Management, LLC and is the current director designee of the Creditors’ Committee.  Mr. Schmitz disclaims beneficial ownership in the shares owned by Deephaven Capital Management, LLC.

(3)   Serves as a director of the Company and nominated for election to the Board of Directors.

(4)   Serves as an executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended October 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Equity Compensation Plan Information

The following table provides information as of October 31, 2004 with respect to the shares of the Company’s common stock that may be issued under its equity compensation plan.  The Company has one equity compensation plan, its 2002 Stock Option Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	482,800	$5.78	117,200

Equity compensation plans not approved by security holders	—	—	—

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is biographical and other information on the current executive officers of the Company.  Mr. Young’s biographical information is set forth above under “Information About Directors.”

Name of Officer	Age	Title

Rodney A. Young	50	President and Chief Executive Officer

Dale H. Johnson	60	Chief Financial Officer

Dale H. Johnson, CPA, inactive, was appointed Chief Financial Officer in January 2000.  Prior to joining the Company, Mr. Johnson served as the Chief Financial Officer of Medical Graphics from March 1997 to December 1999.  From 1995 to 1997, Mr. Johnson served as a consultant to various companies in financial distress.  From 1994 to 1995, he served as Chief Financial Officer to Larson Companies, a privately owned group of heavy truck dealerships.  From 1991 to 1994, he served as Chief Financial Officer to National Marrow Donor Program.  From 1971 to 1986, he served as Chief Financial Officer for the Pepsi subsidiary of MEI Corporation.  In 1986, PepsiCo, Inc. acquired MEI Corporation and thereafter Mr. Johnson served as Area Chief Financial Officer to PepsiCo, Inc.  During the previous five years, he worked as an accountant with Arthur Andersen & Co. and served as a finance officer in the United States Army.  Mr. Johnson holds a B.A. in Economics and Accounting from St. John’s University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth the cash and non-cash compensation for the years ended October 31, 2004 and 2003 and for the ten months ended October 31, 2002 earned by, or awarded to Mr. Jahnke who served as the Chief Executive Officer of the Company during fiscal year 2004 and the only other executive officer of the Company whose total cash compensation exceeds $100,000 (“Named Executive Officers”) in 2004.  Mr. Young was appointed as a director, President and Chief Executive Officer of the Company effective November 1, 2004.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Period/ Year (1)	Salary	Bonus	Other Annual Compensation	Restricted Stock Award ($)	Securities Underlying Options (#)	All Other Compensation (2)

Richard E. Jahnke (3)	2004	$270,000	$75,756	$—	$—	—	$7,200
President and	2003	267,692	159,705	—	—	158,000	7,200
Chief Executive	2002	224,231	18,550	—	—	—	6,092
Officer

Dale H. Johnson	2004	127,498	18,653	—	—	—	—
Chief Financial	2003	122,269	38,177	—	—	27,800	—
Officer	2002	100,269	8,295	—	—	—	—

(1)   All amounts for 2002 are for the ten months ended October 31, 2002.

(2)   Other compensation amounts represent an automobile allowance paid by the Company.

(3)   Mr. Jahnke retired as of October 31, 2004.  He resigned as a director, President and CEO effective November 1, 2004.

Grants and Exercises of Stock Options

On October 25, 2002, the effective date of the Plan of Reorganization, the Company was deemed to have adopted the Angeion Corporation 2002 Stock Option Plan (“2002 Stock Option Plan”).  The 2002 Stock Option Plan authorizes issuance of up to 600,000 shares of common stock.  There were 81,000 and 28,000 options to purchase the Company’s stock granted to employees and directors or in one case the director’s employer, respectively, during the year ended October 31, 2004.  The following table provides information concerning grants of options to purchase the Company’s common stock made during the year ended October 31, 2004 to the Named Executive Officers and to Mr. Rodney A. Young, who became Executive Vice President in July 2004 and President and CEO effective November 1, 2004.

Option/SAR Grants in the Year Ended October 31, 2004

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% Of Total Options Granted to Employees in 2004	Exercise Price Per Share ($)	Expiration Date

Richard E. Jahnke	—	—	—	—

Dale H. Johnson	—	—	—	—

Rodney A. Young	24,000	29.6	2.00	10/6/2013
	24,000	29.6	6.23	10/6/2013
	33,000	40.8	7.79	10/6/2013

Exercises of Stock Options and Year-End Option Values

The following table provides information concerning option exercises during 2004 and the exercisable and unexercisable value of options held by Named Executive Officers and Mr. Young as of October 31, 2004.  The value of unexercised in-the-money options is based on the closing price of Angeion common stock on October 31, 2004 of $1.45 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the options.  The exercise prices of all unexercised options exceeded the $1.45 common stock closing price at October 31, 2004.

Aggregated Option Exercises in the Year Ended October 31, 2004

And Year End Option Values

			Number of Securities Underlying Unexercised		Value of Unexercised In-
Name	Shares acquired on exercise	Value Realized	Options at		the-Money Options at
			October 31, 2004 (#)		October 31, 2004 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Richard E. Jahnke	—	—	116,000	42,000	—	—

Rodney A. Young	—	—	40,500	40,500	—	—

Dale H. Johnson	—	—	16,200	11,600	—	—

Employment and Change of Control Agreements

In June 2004, the Company entered into a written employment agreement with Rodney A. Young under which Mr. Young agreed to serve as Executive Vice President of the Company effective July 6, 2004.  Mr. Young also agreed to be appointed President and Chief Executive Officer beginning

November 1, 2004.  In exchange for his service, Mr. Young receives an annual salary of $230,000, and is entitled to earn a cash bonus of up to 35% of his annual salary and an over-achievement bonus of up to an additional 15% based upon achievement of certain objectives in a bonus plan established by the Board of Directors.  In addition, Mr. Young will be entitled to a one-third pro rata payment under the Angeion three year long term incentive plan if payouts are earned under the plan in the three year period ending October 31, 2005.  Mr. Young was also elected as a member of the Board of Directors on November 1, 2004 and receives no additional compensation for this service.  The agreement will terminate upon 60 days written notice by either party, upon notice by the Company of termination “for cause” or upon the event of Mr. Young’s death or disability.  The agreement also contains a non-compete provision for one year after the termination of Mr. Young’s employment.

Each of Mr. Young and Mr. Johnson also has rights under respective change in control agreements with the Company.  Under each agreement, if the officer’s employment is terminated during a period of twenty-four months following a Change in Control of the Company (i) by the Company other than for Cause or death, or (ii) by the officer for Good Reason (as these terms are defined in the letter agreement), then the officer will be entitled to a lump sum payment equal to the yearly cash compensation paid to him in the year prior to termination, health insurance coverage and out placement assistance.  If the officer’s employment is terminated prior to the Change of Control, the officer also will be entitled to Change of Control benefits if the termination was a condition of the Change of Control or was at the request or insistence of a person related to the Change of Control.  If such a termination had occurred in fiscal 2004, the amounts payable to Mr. Young pursuant to his agreement would have been approximately $256,000 and the amount payable to Mr. Johnson would have been approximately $155,000.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors establishes the compensation for executive officers of the Company and acts on such other matters relating to their compensation, as it deems appropriate.  The Compensation Committee consists of three non-employee directors and typically meets one to four times per year.  The Compensation Committee held one meeting during fiscal 2004.  The current members of the Compensation Committee are Messrs. Angeloni (chair) and Schmitz.  The Compensation Committee also administers, with respect to all eligible recipients, the Company’s stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

Compensation Philosophy and Objectives.  The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers, and the attainment of predetermined individual and corporate goals.  The primary objectives of the Company’s executive compensation program are to:

•      Reward the achievement of desired Company and individual performance goals;

•      Provide compensation that enables the Company to attract and retain key executives; and

•      Provide compensation opportunities that are linked to performance of the Company and that directly link the interests of executives with the interests of shareholders.

The Company’s executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size.  In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company’s markets; the individual performance of each executive officer; historical compensation levels and stock awards at the Company; and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives.  Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

Executive Compensation Program Components.  The Company’s executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options.  The particular elements of the compensation program are discussed more fully below.

Base Salary.  Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance and potential of the executive, and the Company’s overall performance.  Base salaries for executives are evaluated and adjusted annually.  In connection with the Compensation Committee’s annual evaluations of participants in its executive compensation program, the Company has historically generally limited base salary increases to relatively small inflationary adjustments, unless larger increases were merited by performance or to keep compensation commensurate with other companies.

Bonuses.  The Company has an annual cash bonus plan that may also pay bonuses to executive officers as part of its executive compensation program.  The annual cash bonus plan is designed to reward executives when the Company achieves certain financial objectives and when other measurable objectives have met their predetermined goals.  These goals include financial elements such as earnings before interest, taxes, depreciation and amortization and total revenue.  While many aspects of performance can be measured in financial terms, the management team is also measured in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of operating plans and the development and management of employees.  All of these factors are collectively taken into account when determining the appropriate level of annual incentive awards.

The executive officers of the Company’s Medical Graphics subsidiary, including Messrs. Jahnke and Johnson, were paid cash bonuses for 2002 based upon the successful execution and completion of the Company’s voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code.  During 2003 and 2004, the Company achieved predetermined financial and operational goals.  As a result, the executive officers and certain management members of the Company’s Medical Graphics subsidiary, including Messrs. Jahnke and Johnson were paid cash bonuses for 2003 and Messrs. Jahnke, Young and Johnson were paid cash bonuses for 2004.

Long-term Incentive Compensation.  Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders.  The number of stock options granted to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the Company’s industry, the number of options previously granted, and individual and Company performance during the year.  All options outstanding as of June 17, 2002 were canceled effective October 25, 2002, the effective date of the Company’s Plan of Reorganization.  There were 81,000 options to purchase the Company’s stock granted to employees during the year ended October 31, 2004.  All of these options were granted to Mr. Young.

In fiscal 2003, the Board of Directors of Angeion Corporation adopted the Long-Term Incentive Plan (the “Plan”).  The Plan provides for the payment of cash compensation to eligible employees, including the Company’s executive officers, upon achievement of predetermined targets.  Bonuses will be paid if the Company achieves specified levels of earnings before interest, taxes, depreciation and amortization for the three-year period ending October 31, 2005.  The Plan is incremental to any bonuses that may be earned under the 2005 Management Incentive Bonus Plan.

Under the Plan, Mr. Rodney A. Young, the Company’s Chief Executive Officer, is eligible to participate in the third year of the Plan.  Therefore, Mr. Young is eligible for a bonus ranging from 35.0% to 130.0% of base salary, on a one-third prorated basis.  Mr. Richard E Jahnke, the Company’s Chief Executive Officer until he retired on October 31, 2004 is eligible for a bonus ranging from 35.0% to 130.0% of base salary, on two-thirds prorated basis.  The Company’s Chief Financial Officer, Dale H. Johnson, is eligible for a bonus ranging from 15.0% to 55.7% of base salary.

Section 162(m).  The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended, limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies.  The Company does not believe it will pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future.  Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Members of the Compensation Committee:
Arnold A. Angeloni (Chair)	Jeffrey T. Schmitz	John C. Penn

OTHER INFORMATION

Independent Accountants

KPMG LLP has served as independent accountants for the Company for a number of years, including the years ended October 31, 2004 and 2003.  The Company’s Audit Committee has selected KPMG LLP to serve as independent accountant for fiscal year 2005.  A representative of KPMG LLP is expected to be present at the 2005 Annual Meeting of Shareholders.  The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s financial statements for the years October 31, 2004 and 2003, and fees billed for other services rendered by KPMG LLP, none of which were related to financial information systems design and implementation:

	Year Ended October 31,
	2004	2003
Audit fees(1)	$111,000	$116,900
Audit-related fees(2)	7,000	7,100
Tax fees(3)	34,225	33,275
All other fees(4)	2,500	—

	$154,725	$157,275

(1)   Audit fees consist of fees for the annual audit of the Company’s financial statements and review of financial statements included in quarterly reports on Form 10-QSB.

(2)   Audit-related fees consist of fees for audits of the Company’s 401(k) savings plan.

(3)   Tax fees consist of fees for tax consultation and tax compliance services, including assistance regarding federal and state tax compliance.

(4)   All other fees for 2004 consist of fees for services related to maintaining the Company’s net operating loss carry over.

Audit Committee Pre-Approval Procedures

The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $5,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting.  The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company’s independent auditors relating to internal controls.  These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management.  Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2004 were pre-approved by the Audit Committee or a member of the Committee before KPMG LLP was engaged to render the services.

Shareholder Proposals for 2006 Annual Meeting

The Company anticipates holding its 2006 Annual Meeting on or about May 25, 2006 and anticipates mailing its materials on or about April 27, 2006.  The Secretary of the Company must receive any shareholder proposal intended for inclusion in the Company’s proxy material for the 2006 Annual Meeting of Shareholders no later than the close of business on December 15, 2005.

A shareholder who wishes to make a proposal for consideration at the 2006 Annual Meeting, but does not seek to include the proposal in the Company’s proxy material, must notify the Secretary of the Company.  The notice must be received no later than March 12, 2006.  If the notice is not timely, then the persons named on the Company’s proxy card for the 2006 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Annual Report

The Annual Report of the Company for the year ended October 31, 2004, which includes the Company’s Annual Report on Form 10-KSB, incorporating all amendments thereto, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material.  The Annual Report of the Company for the year ended October 31, 2004, which includes the Company’s Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material.  Shareholders may also without charge obtain a copy of the Annual Report of the Company, which includes the Annual Report on Form 10-KSB, upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.  Copies of the Annual Report on Form 10-KSB, including exhibits and financial statement schedules, may also be obtained on the Company’s website www.angeion.com or the SEC’s website www.sec.gov.

Cost and Method of Solicitation

The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of common stock.  The Company will reimburse them for reasonable out-of-pocket expenses.  In addition to solicitation by mail, directors, officers and employees of the Company may solicit by telephone, electronic transmission or in person proxies.

Other Matters

As of the date of this Proxy Statement, management knows of no other matters that may come before the 2005 Annual Meeting.  However, if matters other than those referred to above should properly come before the 2005 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Rodney A. Young
Rodney A. Young
Director, President and Chief Executive Officer

ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

ANGEION CORPORATION 2005 ANNUAL MEETING OF SHAREHOLDERS

Thursday, July 21, 2005

2:30 p.m. Minnesota time

Angeion Corporation 350 Oak Grove Parkway Saint Paul, Minnesota 55127-8599	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rodney A. Young and Arnold A. Angeloni, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Angeion Corporation to be held at the Company’s offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota, on Thursday, July 21, 2005 at 2:30 p.m. Minneapolis, Minnesota time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of Common Stock of Angeion Corporation held of record by the undersigned on June 10, 2005 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•      Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 20, 2005.

•      Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/angn/ — QUICK *** EASY *** IMMEDIATE

•      Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on July 20, 2005.

•      Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Angeion Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or by Internet, please do not mail your Proxy Card.
\/  Please detach here  \/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of	01	Arnold A. Angeloni	03	Jeffrey T. Schmitz	☐	Vote FOR all nominees	☐	Vote WITHHELD
	Directors:	02	John C. Penn	04	Rodney A. Young		(except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee,	[	]
write the number(s) of the nominee(s) in the box provided to the right.)	[	]

2.     A proposal to amend the Company’s 2002 Stock Option Plan to increase the number of shares authorized for issuance by 200,000 from 600,000 to 800,000

☐ For	☐ Against	☐ Abstain

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

Check appropriate box:

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Indicate changes below:

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should include title and authority. Corporations
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